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                                                                Exhibit 4.(a).32

               SUPPLEMENTARY AGREEMENT RELATING TO SHARE PURCHASE
                                    AGREEMENT

     This SUPPLEMENTARY AGREEMENT RELATING TO SHARE PURCHASE AGREEMENT (this "Agreement") is dated as of June 29, 2005, and is made by and among CDC Mobile Media Corporation, a company organized and existing under the laws of the British Virgin Islands and a 100% wholly owned subsidiary of China.com Inc. (the "Purchaser"); Unitedcrest Investments Limited, a company organized and existing under the laws of British Virgin Islands (the "Company"); the Related Entity (as defined below); Zheng Hui Lan, Ye Yong Ning, Liang Yan, Ma Zhi Qiang and Zhang Zhi Gang (each the "Seller" collectively, the "Sellers"); Palmweb Inc., a company incorporated and existing under the laws of Cayman Islands (the "Guarantor"). Each of the parties hereto may be collectively referred to as the "Parties" or individually as a "Party".

     WHEREAS the Parties have entered into the Share Purchase Agreement dated June 27, 2005.

     THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Parties agree as follows:

1.   Definitions and Principles of Construction.

(a) Capitalized terms in this Agreement shall have the same meaning as given in the SPA unless a term is specifically defined herein in which case such term shall have the meaning as defined herein.

(b) The Parties to this Agreement agree that this Agreement may be executed and exchanged in a number of faxed counterparts, all of which when taken together will constitute one and the same instrument that shall bind each party in the usual way.

2.   Portion of Consideration to Be Withheld Pending Tenancy Termination.

(a) Notwithstanding the provisions of the SPA, the Purchaser shall be entitled to withhold such portion of the Consideration equal to RMB50,000 until all the tenancy agreements of SZKK's branch offices are properly terminated as pursuant to Section 5.12(c) of the SPA.

(b) In exchange for the agreement of the Sellers, the Company and SZKK with respect to the Purchaser's right to withhold RMB50,000 as described above, the Purchaser hereby waives the fulfilment, at or before Closing, of the covenant of the Sellers, the Company and SZKK set out in Section 5.12(c) of the SPA.

3.   Correction of Cross-Reference to Disclosure Schedule in Section 5.12(c).

     The cross-reference to "Section 3.0(g)" of the Disclosure Schedule contained in Section 5.12(c) of the SPA shall be corrected by having such reference replaced by "Section 3.15".

4.   Addition of Exhibit 7.04

     Exhibit 7.04, in the form and substance as set out in Appendix 1 attached hereto, shall be


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     added to the SPA.

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly

UNITEDCREST INVESTMENTS LIMITED


By: /s/ Zhang Zhi Gang
    ---------------------------------
Name: Zhang Zhi Gang
Title: Director


SHENZHEN KK TECHNOLOGY LIMITED


By: /s/ Ye Yong Ning
    ---------------------------------
Name: Ye Yong Ning
Title: Chief Operating Officer


ZHENG HUI LAN


By: /s/ ZHENG Hui Lan
    ---------------------------------


YE YONG NING KEVIN


By: /s/ YE Yong Ning Kevin
    ---------------------------------


LIANG YAN


By: /s/ LIANG Yan
    ---------------------------------


MA ZHI QIANG


By: /s/ MA Zhi Qiang
    ---------------------------------


ZHANG ZHI GANG


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By: /s/ ZHANG Zhi Gang
    ---------------------------------


CDC MOBILE MEDIA CORPORATION


By: /s/ Rudy Kai Yu CHAN
    ---------------------------------
Name: Rudy Kai Yu CHAN
Title: Director


PALMWEB INC.


By: /s/ Rudy Kai Yu CHAN
    ---------------------------------
Name: Rudy Kai Yu CHAN
Title: Director


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Appendix 1

                                  Exhibit 7.04

The completion of the transactions contemplated under the Equity Transfer Agreement is subject to the completion of the registration with the Shenzhen Municipal Administration of Industry and Commerce with respect to the changes of the shareholders and the changes of the legal representatives of Shenzhen KK Technology Limited.


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